UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2014 (October 14, 2014)

PDC Energy, Inc.
(Exact name of registrant as specified in its charter)

Nevada	0-7246	95-2636730
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

1775 Sherman Street, Suite 3000
Denver, Colorado 80203
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 860-5800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets

On a Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on August 1, 2014, PDC Energy, Inc., a Nevada corporation (the “Company”), first reported that it had executed a Purchase and Sale Agreement with LR-Mountaineer Holdings, L.P., a Delaware limited partnership (“LRMH” and together with the Company, “Sellers”), each of which own 50% of PDC Mountaineer, LLC, a Delaware limited liability company (“Target”), and PDC Mountaineer Holdings, LLC, a Delaware limited liability company unaffiliated with sellers (“Buyer”), dated July 29, 2014 (the “Purchase Agreement”).

Pursuant to the terms of the Purchase Agreement, the Company agreed to sell all of its issued and outstanding limited liability company interests of Target to Buyer for $250 million, approximately $40 million of which was to be evidenced by a promissory note from Buyer to the Company (the “Purchase Price”), subject to customary adjustments to the Purchase Price. Target owns certain oil and gas leasehold interests, mineral interests and related midstream and other assets located in West Virginia and Pennsylvania.

On October 14, 2014, this divestiture was completed with net pre-tax proceeds received by the Company of approximately $190 million after repayment of the Company's share of joint venture debt and other working capital and other adjustments and fees, and subject to customary post-closing adjustments. The net proceeds were comprised of approximately $150 million cash and a $40 million promissory note from the Buyer. The Buyer also assumed the Company's share of the related firm transportation obligations, as well as the Company's share of certain natural gas hedging positions. Under the Purchase Agreement, the transaction is given economic effect as of January 1, 2014.

Item 7.01.  Regulation FD Disclosure

On October 15, 2014, PDC Energy, Inc. issued a press release announcing the closing of the transaction contemplated by the Purchase Agreement. A copy of the press release is furnished as Exhibit 99.2 hereto.

The information in Exhibit 99.2 hereto is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits

(b) Pro Forma Financial Information

The unaudited pro forma condensed consolidated balance sheet as of June 30, 2014 and the unaudited pro forma condensed consolidated statements of operations for the years ended December 31, 2013, 2012 and 2011 and the six month periods ended June 30, 2014 and 2013, as adjusted to reflect the divestiture of the Target, are furnished as Exhibit 99.1 to this Current Report on Form 8-K and are incorporated herein by reference.

(d) Exhibits

Exhibit No.	Description

2.1
Purchase and Sale Agreement dated July 29, 2014 by and among PDC Energy, Inc. and LR-Mountaineer Holdings, L.P., as Sellers, PDC Mountaineer, LLC, and PDC Mountaineer Holdings, LLC, as Buyer (incorporated by reference to the Current Report on Form 8-K of the Company filed on August 1, 2014). The exhibits and schedules to the Purchase and Sale Agreement have been omitted pursuant to Item 601(b) of Regulation S-K. A copy of the omitted exhibits and schedules will be furnished to the U.S. Securities and Exchange Commission upon request.

99.1	Pro Forma Financial Information
99.2	Press Release of PDC Energy, Inc., dated October 15, 2014.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 16, 2014

PDC ENERGY, INC.
By:	/s/ Daniel W. Amidon
Daniel W. Amidon
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1
Purchase and Sale Agreement dated July 29, 2014 by and among PDC Energy, Inc. and LR-Mountaineer Holdings, L.P., as Sellers, PDC Mountaineer, LLC, and PDC Mountaineer Holdings, LLC, as Buyer (incorporated by reference to the Current Report on Form 8-K of the Company filed on August 1, 2014). The exhibits and schedules to the Purchase and Sale Agreement have been omitted pursuant to Item 601(b) of Regulation S-K. A copy of the omitted exhibits and schedules will be furnished to the U.S. Securities and Exchange Commission upon request.

99.1	Pro Forma Financial Information.
99.2	Press Release of PDC Energy, Inc., dated October 15, 2014.